Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that the undersigned, being directors of Pentair, Inc., a Minnesota corporation, hereby constitute and appoint David D. Harrison and Louis L. Ainsworth, or either of them, his or her attorney-in-fact and agent, with full power of substitution and resubstitution, for the purpose of signing on his or her behalf and in his or her name, place and stead, in any and all capacities, including as a director of Pentair, Inc., the Form S-8 Registration Statement for the Pentair, Inc. Compensation Plan for Non-Employee Directors, as Amended and Restated Effective May 1, 2004, and filing the same, with all exhibits thereto and other documents in connection therewith, and any or all amendments (including post-effective amendments), with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

        Dated:   April 30, 2004

Signature	Title

/s/ Glynis A. Bryan	Director

Glynis A. Bryan

/s/ Barbara B. Grogan	Director

Barbara B. Grogan

/s/ Charles A. Haggerty	Director

Charles A. Haggerty

/s/ David A. Jones	Director

David A. Jones

/s/ Stuart Maitland	Director

Stuart Maitland

/s/ Augusto Meozzi	Director

Augusto Meozzi

/s/ William T. Monahan	Director

William T. Monahan

/s/ Karen E. Welke	Director

Karen E. Welke

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